  Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into by and among GT Biopharma, Inc. (the "Parent"), Georgetown Translational Pharmaceuticals, Inc. (the “Subsidiary” and together with the Parent, the “Companies” and each, a “Company”) and Kathleen Clarence-Smith ("Executive") as of September 1, 2017 (the "Effective Date").

WHEREAS, each Company is desirous of employing Executive, and Executive wishes to be employed by each Company in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:

1. Position and Duties: Executive shall be employed by each Company as its Chief Executive Officer ("CEO") reporting to the Board of Directors of each Company. CEO agrees to devote the necessary business time, energy and skill to her duties at each Company, and will be permitted engage in outside consulting and/or employment provided said services do not materially interfere with Executive’s obligations to each Company under the terms of this Agreement. Executive agrees to advise the Board of Directors of the Parent of any outside services, and such Board’s approval of Executive’s participation in any such outside services shall not be unreasonably withheld or delayed. If such Board does not affirmatively approve of any such outside engagements within thirty (30) days after Executive informs the Board, the Board’s approval shall be deemed to have been given. The duties of Executive under this Agreement shall include all those duties customarily performed by a CEO as well as providing advice and consultation on general corporate matters, particularly related to shareholder and investor relations, assisting the Parent with respect to raising equity and other financing for the Companies, and other projects as may be assigned by either Company’s Board of Directors on an as needed basis. During the term of Executive's employment, Executive shall have the right to serve on boards of directors of other for-profit or not-for-profit entities provided such service does not materially adversely affect the performance of Executive's duties to each Company under this Agreement, and are not in conflict with the interests of each Company. For the avoidance of doubt, without any approval, Executive shall have the right to serve on boards of directors of, and otherwise provide services to, the entities as described on Exhibit A.

In addition to Executive’s appointment as Chief Executive Officer of each Company, Executive shall be nominated to stand for election to the Board of Directors of each Company at each of its scheduled shareholders meeting so long as Executive remains as CEO of either Company. As a member of each Company's Board, Executive shall continue to be subject to the provisions of each Company's bylaws and all applicable general corporation laws relative to her position on the Board. In addition to each Company's bylaws, as a member of the Board, Executive shall also be subject to the statement of powers, both specific and general, set forth in each Company's Articles of Incorporation.

2. Term of Employment: This Agreement shall remain in effect for a period of three years from the Effective Date, and thereafter will automatically renew for successive one year periods unless either party provides ninety days' prior written notice of termination. In the event either Company elects to terminate the Agreement, such termination shall be considered to be an Involuntary Termination, and Executive shall be provided benefits as provided in this Agreement. Upon the termination of Executive's employment for any reason, neither Executive nor the Companies shall have any further obligation or liability under this Agreement to the other, except as set forth below.

3. Compensation: Executive shall be compensated by the Parent for her services to the Companies as follows:

(a) Base Salary: CEO, Executive shall be paid a monthly Base Salary of $500,000.00 per year. The monthly cash payment will be subject to applicable withholding, in accordance with the Parent’s normal payroll procedures. Executive's salary shall be reviewed on at least an annual basis and may be adjusted as appropriate, but in no event shall it be reduced to an amount below Executive’s salary then in effect. In the event of such an adjustment, that amount shall become Executive's Base Salary. Furthermore, during the term of this Agreement, in no event shall Executive's compensation be less than any other officer or employee of either Company or any subsidiary.

(b) Benefits: Executive shall have the right, on the same basis as other senior executives of either Company, to participate in and to receive benefits under any of either Company's employee benefit plans, medical insurance, as such plans may be modified from time to time, and provided that in no event shall Executive receive less than (4) four weeks paid vacation per annum, (6) six paid sick days per annum, and (5) five paid personal days per annum.

(c) Performance Bonus: Executive shall have the opportunity to earn a performance bonus in accordance with the Parent's Performance Bonus Plan if in effect (“Target Bonus”); if the Parent does not have a Bonus Plan in effect at any given time during the term of this Agreement, then the Parent’s Compensation Committee or Board of Directors shall have discretion as to determining bonus compensation for Executive.

(d) Stock and Options: Within thirty (30) days after the Effective Date, the Parent shall award Executive restricted stock and/or options for such stock in an amount and subject to a vesting schedule (not to exceed four (4) years in total) that is reasonably satisfactory to Executive. Any such restricted stock and/or options shall fully accelerate on a Change in Control.

(e) Expenses: Parent shall reimburse Executive for reasonable travel, lodging, entertainment and meal expenses incurred in connection the performance of services within this Agreement. Executive shall be entitled to fly Business Class on any flight longer than four (4) hours and receive full reimbursement for such flight from the Parent.

(f) Travel: Executive shall travel as necessary from time to time to satisfy her performance and responsibilities under this Agreement.

4.
Effect of Termination of Employment:

(a) Voluntary Termination: In the event of Executive's voluntary termination from employment with the Companies, other than for Good Reason pursuant to Sections 5(d) or 5(e), Executive shall be entitled to no compensation or benefits from the Companies other than those earned under Section 3 through the date of her termination and, in the case of each stock option, restricted stock award or other Company stock-based award granted to Executive, the extent to which such awards are vested through the date of her termination. In the event that Executive's employment terminates as a result of her death or disability, Executive shall be entitled to a pro- rata share of the performance-based bonus for which Executive is then-eligible pursuant to Section 3(c) (presuming performance meeting, but not exceeding, target performance goals) in addition to all compensation and benefits earned under Section 3 through the date of termination.

(b) Termination for Cause: If Executive's employment is terminated by the Companies for Cause, Executive shall be entitled to no compensation or benefits from the Companies other than those earned under Section 3 through the date of her termination and, in the case of each stock option, restricted stock award or other Company stock-based award granted to Executive, the extent to which such awards are vested through the date of her termination. In the event that the Companies terminate Executive's employment for Cause, the Companies shall provide written notice to Executive of that fact prior to, or concurrently with, the termination of employment. Failure to provide written notice that the Companies contend that the termination is for Cause shall constitute a waiver of any contention that the termination was for Cause, and the termination shall be irrebuttably presumed to be an Involuntary Termination.

(c) Involuntary Termination During Change in Control Period: If Executive's employment with the Companies terminates as a result of a Change in Control Period Involuntary Termination, then, in addition to any other benefits described in this Agreement, Executive shall receive the following:

(i) all compensation and benefits earned under Section 3 through the date of Executive's termination of employment;

(ii) a lump sum payment equivalent to the greater of (a) the bonus paid or payable to Executive for the year immediately prior to the year in which the Change in Control occurred and (b) the Target Bonus under the Performance Bonus Plan in effect immediately prior to the year in which the Change in Control occurs;

(iii) a lump sum payment equivalent to the remaining Base Salary (as it was in effect immediately prior to the Change in Control) due Executive from the date of Involuntary Termination to the end of the term of this Agreement or one-half of Executive’s Base Salary then in effect, whichever is the greater; and

(iv) reimbursement for the cost of medical, life, disability insurance coverage at a level equivalent to that provided by the Companies for a period expiring upon the earlier of: (a) one year; or (b) the time Executive begins alternative employment wherein said insurance coverage is available and offered to Executive. It shall be the obligation of Executive to inform the Parent that new employment has been obtained.

Unless otherwise agreed to by Executive at the time of Involuntary Termination, the amount payable to Executive under subsections (i) through (iii), above, shall be paid to Executive in a lump sum within thirty (30) days following Executive's termination of employment. The amounts payable under subsection (iv) shall be paid monthly during the reimbursement period.

(d) Termination Without Cause in the Absence of Change in Control: In the event that Executive's employment terminates as a result of a Non Change in Control Period Involuntary Termination, then Executive shall receive the following benefits:

(i) all compensation and benefits earned under Section 3 through the date of the Executive's termination of employment;

(ii) a lump sum payment equivalent to the greater of (a) the bonus paid or payable to Executive for the year immediately prior to the year in which the Change in Control occurred and (b) the Target Bonus under the Performance Bonus Plan in effect immediately prior to the year in which the Change in Control occurs;

(iii) a lump sum payment equivalent to the remaining Base Salary (as it was in effect immediately prior to the Change in Control) due Executive to the end of the term of this Agreement or one-half of Executive’s Base Salary then in effect, whichever is the greater; and

(iv) reimbursement for the cost of medical, life and disability insurance coverage at a level equivalent to that provided by the Companies for a period of the earlier of: (a) one year; or

(b) the time Executive begins alternative employment wherein said insurance coverage is available and offered to Executive. It shall be the obligation of Executive to inform the Parent that new employment has been obtained.

Unless otherwise agreed to by Executive, the amount payable to Executive under subsections (i) through (iii) above shall be paid to Executive in a lump sum within thirty (30) days following

Executive's termination of employment. The amounts payable under subsection (iv) shall be paid monthly during the reimbursement period.

(e) Resignation with Good Reason During Change in Control Period: If Executive resigns her employment with the Companies as a result of a Change in Control Period Good Reason, then, in addition to any other benefits described in this Agreement, Executive shall receive the following.

(i) all compensation and benefits earned under Section 3 through the date of the Executive's termination of employment;

(ii) a lump sum payment equivalent to the greater of (a) the bonus paid or payable to Executive for the year immediately prior to the year in which the Change in Control occurred and (b) the Target Bonus under the Performance Bonus Plan in effect immediately prior to the year in which the Change in Control occurs;

(iii) a lump sum payment equivalent to the remaining Base Salary (as it was in effect immediately prior to the Change in Control) due Executive from the date of Involuntary Termination to the end of the term of this Agreement or one-half of Executive’s Base Salary then in effect, whichever is the greater; and

(iv) reimbursement for the cost of medical, life and disability insurance coverage at a level equivalent to that provided by the Companies for a period of the earlier of: (a) one year; or
(b) the time Executive begins alternative employment wherein said insurance coverage is available and offered to Executive. It shall be the obligation of Executive to inform the Parent that new employment has been obtained.

Unless otherwise agreed to by Executive, the amount payable to Executive under subsections (i) through (iii) above shall be paid to Executive in a lump sum within thirty (30) days following the

Executive's termination of employment. The amounts payable under subsection (iv) shall be paid monthly during the reimbursement period.

(f) Resignation with Good Reason in the Absence of Change in Control: If Executive resigns her employment with the Companies as a result of a Non Change in Control Period Good Reason, then, in addition to any other benefits described in this Agreement, Executive shall receive the following.

(i) all compensation and benefits earned under Section 3 through the date of the Executive's termination of employment;

(ii) a lump sum payment equivalent to the greater of (a) the bonus paid or payable to Executive for the year immediately prior to the year in which the Change in Control occurred and (b) the Target Bonus under the Performance Bonus Plan in effect immediately prior to the year in which the Change in Control occurs;

(iii) a lump sum payment equivalent to the remaining Base Salary (as it was in effect immediately prior to the Change in Control) due Executive from the date of Involuntary Termination to the end of the term of this Agreement or one-half of Executive’s Base Salary then in effect, whichever is the greater; and

(iv) reimbursement for the cost of medical, life and disability insurance coverage at a level equivalent to that provided by the Companies for a period of the earlier of: (a) one year; or

(b) the time Executive begins alternative employment wherein said insurance coverage is available and offered to Executive. It shall be the obligation of Executive to inform the Parent that new employment has been obtained.

Unless otherwise agreed to by Executive, the amount payable to Executive under subsections (i) through (iii) above shall be paid to Executive in a lump sum within thirty (30) days following the

Executive's termination of employment. The amounts payable under subsection (iv) shall be paid monthly during the reimbursement period.

(g) Resignation from Positions: In the event that Executive's employment with the Companies is terminated for any reason, on the effective date of the termination Executive shall simultaneously resign from each position she holds on the Board and/or the Board of Directors of any of the Companies’ affiliated entities and any position Executive holds as an officer of the Companies or any of the Companies’ affiliated entities.

5. Certain Definitions: For the purpose of this Agreement, the following capitalized terms shall have the meanings set forth below:

(a) "Cause" shall mean any of the following occurring on or after the date of this Agreement :

(i) Executive's theft, dishonesty, breach of fiduciary duty for personal profit, or falsification of any employment or Company record;

(ii) Executive's willful violation of any law, rule, or regulation (other than traffic violations, misdemeanors or similar offenses) or final cease-and-desist order, in each case that involves moral turpitude;

(iii) any material breach by Executive of either Company's Code of Professional Conduct, which breach shall be deemed "material" if it results from an intentional act by Executive and has a material detrimental effect on either Company's reputation or business; or

(iv) any material breach by Executive of this Agreement, which breach, if curable, is not cured within thirty (30) days following written notice of such breach from the applicable Company.

(b)
"Change in Control" shall mean the occurrence of any of the following events:

(i) the Parent is party to a merger or consolidation which results in the holders of the voting securities of the Parent outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the securities entitled to vote generally in the election of directors of the Parent or the surviving entity outstanding immediately after such merger of consolidation.

(ii) a change in the composition of the Board of Directors of the Parent occurring within a period of twenty-four (24) consecutive months, as a result of which fewer than a majority of the directors are Incumbent Directors;

(iii) effectiveness of an agreement for the sale, lease or disposition by the Parent of all or substantially all of the Parent’s assets; or

(iv)
a liquidation or dissolution of the Parent.

(c) "Change in Control Period" shall mean the period commencing on the date sixty (60) days prior to the date of consummation of the Change of Control and ending one hundred eighty (180) days following consummation of the Change of Control.

(d) "Change in Control Period Good Reason" shall mean Executive's resignation for any of the following conditions, first occurring during a Change in Control Period and occurring without Executive's written consent:

(i) a decrease in Executive's Base Salary, a decrease in Executive's Target Bonus (as a multiple of Executive's Base Salary) under the Performance Bonus Plan, or a decrease in employee benefits, in each case other than as part of any across-the-board reduction applying to all senior executives of either Company which does not have adverse effect on the Executive disproportionate to similarly situated executives of an acquirer;

(ii) a material, adverse change in Executive's title, authority, responsibilities, as measured against Executive's title, authority, responsibilities or duties immediately prior to such change.

(iii) a change in the Executive's ability to maintain her principal workplace in Washington, D.C.;

(iv) any material breach by either Company of any provision of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from Executive;

(v) any failure of the Parent to obtain the assumption of this Agreement by any of the Parent’s successors or assigns by purchase, merger, consolidation, sale of assets or otherwise.

(vi) any purported termination of Executive's employment for "material breach of contract" which is purportedly effected without providing the "cure" period, if applicable, described in Section 5(iv), above.

The effective date of any resignation from employment by the Executive for Change in Control Period Good Reason shall be the date of notification to the Parent of such resignation from employment by the Executive.

(e) "Non Change in Control Period Good Reason" shall mean the Executive's resignation within six months of any of the following conditions first occurring outside of a Change in Control Period and occurring without Executive's written consent:

(i) a decrease in Executive's total cash compensation opportunity (adding Base Salary and Target Bonus) of greater than ten percent (10%);

(ii) a material, adverse change in Executive's title, authority, responsibilities or duties, as measured against Executive's title, authority, responsibilities or duties immediately prior to such change;

(iii) any material breach by either Company of a provision of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from Executive;

(iv) a change in the Executive's ability to maintain her principal workplace in Washington, D.C.;

(v) any purported termination of Executive's employment for "material breach of contract" which is purportedly effected without providing the "cure" period, if applicable, described in Section 5(iv), above.

The effective date of any resignation from employment by the Executive for Non Change in Control Period Good Reason shall be the date of notification to the Parent of such resignation from employment by the Executive.

(f) "Incumbent Directors" shall mean members of the Board who either (a) are members of the Board as of the date hereof, or (b) are elected, or nominated for election, to the Board with the affirmative vote of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of members of the Board).

(g) "Change in Control Period Involuntary Termination" shall mean during a Change in Control Period the termination by the Companies of Executive's employment with the Companies for any reason, including termination as a result of death or disability of Executive, but excluding termination for Cause. The effective date of any Change in Control Period

Involuntary Termination shall be the date of notification to the Executive of the termination of employment by the Companies; or

(h) "Non Change in Control Period Involuntary Termination" shall mean outside a Change in Control Period the termination by the Companies of Executive's employment with the Companies for any reason, including termination by as a result of death or disability of Executive, but excluding termination for Cause. The effective date of any Non Change in Control Period Involuntary Termination shall be the date of notification to the Executive of the termination of employment by the Companies.

6. Dispute Resolution: In the event of any dispute or claim relating to or arising out of this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), Executive and the Companies agree that all such disputes shall be fully addressed and finally resolved by binding arbitration conducted by the American Arbitration Association in New York City, in the State of New York in accordance with its National Employment Dispute Resolution rules. In connection with any such arbitration, the Parent shall bear all costs not otherwise borne by a plaintiff in a court proceeding. Each Company agrees that any decisions of the Arbitration Panel will be binding and enforceable in any state that either Company conducts the operation of its business.

7. Attorneys' Fees: The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

8.
Restrictive Covenants:

(a) Nondisclosure. During the term of this Agreement and following termination of the Executive's employment with the Companies, Executive shall not divulge, communicate, use to the detriment of the Companies or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Companies. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Companies (which shall include, but not be limited to, confidential information concerning each Company's financial condition, prospects, technology, customers, suppliers, methods of doing business and promotion of each Company's products and services) shall be deemed a valuable, special and unique asset of each Company that is received by the Executive in confidence and as a fiduciary. For purposes of this Agreement "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through her employment by each Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof and not generally known or in the public domain, about each Company or its business. Notwithstanding the foregoing, none of the following information shall be treated as Confidential Information: (i) information which is known to the public at the time of disclosure to Executive, (ii) information which becomes known to the public by publication or otherwise after disclosure to Executive,

(iii) information which Executive can show by written records was in her possession at the time of disclosure to Executive, (iv) information which was rightfully received by Executive from a third party without violating any non-disclosure obligation owed to or in favor of the Companies, or (v) information which was developed by or on behalf of Executive independently of any disclosure hereunder as shown by written records. Nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law or by any court.

(b) Non-Competition. The Executive shall not, while employed by either Company and for a period of one year following the date of termination for Cause, or resignation other than for Good Reason pursuant to Sections 5(d) or 5(e), engage or participate, directly or indirectly (whether as an officer, director, employee, partner, consultant, or otherwise), in any business that manufactures, markets or sells products that directly compete with any product of either Company that is significant to such Company's business based on sales and/or profitability of any such product as of the date of termination of Executive's employment with such Company. Nothing herein shall prohibit Executive from being a passive owner of less than 5% stock of any entity directly engaged in a competing business.

(c) Property Rights; Assignment of Inventions. Except as set forth below, with respect to information, inventions and discoveries or any interest in any copyright and/or other property right developed, made or conceived of by Executive, either alone or with others, during her employment by each Company arising out of such employment and pertinent to any field of business or research in which, during such employment, each Company is engaged or (if such is known to or ascertainable by Executive) is considering engaging, Executive hereby agrees:

(i) that all such information, inventions and discoveries or any interest in any copyright and/or other property right, whether or not patented or patentable, shall be and remain the exclusive property of the Companies;

(ii) to disclose promptly to an authorized representative of the Parent all such information, inventions and discoveries or any copyright and/or other property right and all information in Executive's possession as to possible applications and uses thereof;

(iii) not to file any patent application relating to any such invention or discovery except with the prior written consent of an authorized officer of the Parent (other than Executive);

(iv) that Executive hereby waives and releases any and all rights Executive may have in and to such information, inventions and discoveries, and hereby assigns to Executive and/or its nominees all of Executive's right, title and interest in them, and all Executive's right, title and interest in any patent, patent application, copyright or other property right based thereon. Executive hereby irrevocably designates and appoints the Parent and each of its duly authorized officers and agents as her agent and attorney-in-fact to act for her and on her behalf and in her
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stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of any such patent, patent application, copyright or other property right with the same force and effect as if executed and delivered by Executive; and

(v) at the request of the Parent, and without expense to Executive, to execute such documents and perform such other acts as the Parent deems necessary or appropriate, for the Companies to obtain patents on such inventions in a jurisdiction or jurisdictions designated by the Parent, and to assign to the Companies or their respective designees such inventions and any and all patent applications and patents relating thereto.

Notwithstanding the foregoing, any information, inventions, or discoveries (whether patentable or not), or interest in any copyright and/or other property right, developed, made or conceived of by Executive, either alone or with others and irrespective of whether developed, made or conceived during Executive’s employment with either Company, for the benefit of one of the entities set forth on Exhibit A and relating to a disease that such entity targets, shall be and remain the exclusive property of such entity and not of the Companies.

9.
General:

(a) Successors and Assigns: The provisions of this Agreement shall inure to the benefit of and be binding upon the Companies, Executive and each and all of their respective heirs, legal representatives, successors and assigns. The duties, responsibilities and obligations of Executive under this Agreement shall be personal and not assignable or delegable by Executive in any manner whatsoever to any person, corporation, partnership, firm, company, joint venture or other entity. Executive may not assign, transfer, convey, mortgage, pledge or in any other manner encumber the compensation or other benefits to be received by her or any rights which she may have pursuant to the terms and provisions of this Agreement.

(b) Amendments; Waivers: No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Parent (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) Notices: Any notices to be given pursuant to this Agreement by either party may be effected by personal delivery or by overnight delivery with receipt requested. Mailed notices shall be addressed to the parties at the addresses stated below, but each party may change its or his/her address by written notice to the other in accordance with this subsection (c).Mailed notices to Executive shall be addressed as follows:

Kathleen Clarence-Smith Suite 520

1825 K Street NW Washington, DC 20006
E-mail: kcs@gt-pharmaceuticals.com

Mailed notices to the Companies shall be addressed as follows: GT Biopharma, Inc.

Georgetown Translational Pharmaceuticals, Inc. Attention: Anthony J. Cataldo, Executive Chairman 100 South Ashley Drive, Suite 600
Tampa, FL 33602

(d) Entire Agreement: This Agreement constitutes the entire employment agreement among Executive and the Companies regarding the terms and conditions of her employment, with the exception of (a) the agreement described in Section 7 and (b) any stock option, restricted stock or other Company stock-based award agreements among Executive and the Companies to the extent not modified by this Agreement. This Agreement (including the other documents referenced in the previous sentence) supersedes all prior negotiations, representations or agreements among Executive and the Companies, whether written or oral, concerning Executive's employment by the Companies.

(e) Withholding Taxes: All payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law.

(f) Counterparts: This Agreement may be executed by the Companies and Executive in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

(g) Headings: Each and all of the headings contained in this Agreement are for reference purposes only and shall not in any manner whatsoever affect the construction or interpretation of this Agreement or be deemed a part of this Agreement for any purpose whatsoever.

(h) Savings Provision: To the extent that any provision of this Agreement or any paragraph, term, provision, sentence, phrase, clause or word of this Agreement shall be found to be illegal or unenforceable for any reason, such paragraph, term, provision, sentence, phrase, clause or word shall be modified or deleted in such a manner as to make this Agreement, as so modified, legal and enforceable under applicable laws. The remainder of this Agreement shall continue in full force and effect.

(i) Construction: The language of this Agreement and of each and every paragraph, term and provision of this Agreement shall, in all cases, for any and all purposes, and in any and all circumstances whatsoever be construed as a whole, according to its fair meaning, not strictly for or against Executive or the Companies, and with no regard whatsoever to the identity or status of any person or persons who drafted all or any portion of this Agreement.

(j) Further Assurances: From time to time, at the Companies' request and without further consideration, Executive shall execute and deliver such additional documents and take all such further action as reasonably requested by the Companies to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement and to provide adequate assurance of Executive's due performance hereunder.

(k) Governing Law: Executive and the Companies agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware.

(1) Board Approval: Each Company warrants to Executive that the Board of Directors of such Company has ratified and approved this Agreement, and that the Parent will cause the appropriate disclosure filing to be made with the Securities and Exchange Commission in a timely manner.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

EXECUTIVE:

Date: September 1, 2017

 ____________________________
Kathleen Clarence-Smith

GT BIOPHARMA, INC.

Date:

 ____________________________
Anthony Cataldo, Executive Chairman

GEORGETOWN TRANSLATIONAL PHARMACEUTICALS, INC.

Date:

 ____________________________
Anthony Cataldo, Executive Chairman